The Q4 2024 Investor Presentation should be read in conjunction with the Earnings Release furnished in Exhibit 99.1 to Form 8K furnished with the SEC on January 29, 2025.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 2 2025 Macro Outlook Item Comment Monetary Policy The Federal Reserve's rate cuts are anticipated to continue although at a slower pace, which could impact pricing on deposits, borrowings and loans. Interest rate and liquidity management are primary components to managing impact. Inflation/Demand Inflationary pressures may persist, however pent up demand and new economic policies may drive economic activity. Cost-control measures and pricing strategies are critical to remain competitive. Regulatory Environment Evolving regulations may impact operations and compliance costs. Risk management (cybersecurity and data privacy in particular) is on the forefront with continued shift to digital channels. Market Dynamics Competitive pressures and market conditions will require agile and innovative strategies to remain relevant while prioritizing client experience to build loyalty and differentiation. Overall, while there are positive factors, CB will need to remain vigilant and adaptable to navigate the uncertainties and complexities of the macroeconomic landscape in 2025.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 3 Strategic Focus Treasury Management & Commercial Banking Strategy Strategic Focus Objectives Results CB's footprint contains highly concentrated markets and there is opportunity to gain market share in Commercial Banking and Treasury Services. Build and develop a Treasury Management (TM) and Specialized Deposit Division that provides a first class client experience. In 2024, the Bank retained Jim Mele, a seasoned veteran with an established track record of success, to start building and developing TM and Specialized Deposit Division (initial phase to be completed by 4Q25 - Est. 2025 personnel costs of $1.1 million). Targeted investments related to technology and systems to develop new products and processes, with a focus on ensuring a positive client experience. Leverage existing core system strengths and enhance with new TM products and processes with an exceptional client experience as the primary goal. Agreements are signed and plans are in process to upgrade current or implement new technology and develop products (initial phase to be completed in 3Q25 - Est. 2025 cost of $700,000). Treasury Services are the least commoditized deposits and servicing these accounts will generate growth in lower cost deposits and noninterest income. Enhance liquidity position with sticky, granular cost-effective deposits while also adding net fee income. Dependent on staffing the division, developing the products and implementing technology, deposit generation is expected to be approximately $120 million by the end of 4Q25. Combined with the expansion of the Bank's Commercial Banking team, this two pronged strategy brings the ability to improve net interest margin and net income. Be opportunistic in retaining talented Commercial Bankers to gain market share (initiate throughout 2025). The Bank is currently in the process of evaluating and hiring additional Commercial Banking talent (to be completed by 4Q25 - Est. 2025 personnel costs of $900,000). Expenses related to these strategies are expected to be offset with additional cost savings and incremental revenue.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 4 Strategic Initiatives • Revenue Growth ▪ Outperform peer organic revenue growth • People, Culture & Innovation ▪ Upgrade our organizational culture, practices and structure to attract top talent and embed innovation • Digital Delivery & Transformation ▪ Leverage our upgraded, flexible and stable core platform • Client Experience ▪ Optimize our network and delivery channels through new technologies and improved processes to enhance our client experience, lower costs, mitigate risks and improve profitability • Improve Efficiency ▪ Streamline processes and procedures, make data based decisions Strategic Initiatives

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 5 Community Bank partners with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives. Take Care of Each Other Always Do the Right Thing Be a Great Teammate Work Hard to Achieve Our Goals Give and Expect Mutual Respect Enjoy Life Everyday Be Positive Have a Sense of Urgency Client Experience First Our Mission Statement Our Core Values Our Cornerstone About Us

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 6 CB Financial Services, Inc. - Corporate Overview • Holding Company for Community Bank (Carmichaels, PA), serving the community since 1901 • Community Bank operates 12 full-service branch offices and two loan production offices in southwestern Pennsylvania and northern West Virginia • NASDAQ: CBFV Market Data CBFV Share Price $29.21 Shares Outstanding 5.1M Market Cap $149.9M Avg. 3 Mo. Daily Trading Volume 6,818 shares Insider Ownership 9.02% Institutional Ownership 39.11% Dividend Yield 3.44% Total Stockholders' Equity $147.4M Book Value per Common Share $28.71 Tangible Book Value per Common Share (1) $26.82 Price to Book Value 1.00x Price to Tangible Book Value (1) 1.07x P/E LTM (LTM EPS of $2.39) 12.22x ◦ All daily trading information/multiples as of January 27, 2025 ◦ All other financial information as of December 31, 2024 Washington Waynesburg Moundsville Canonsburg Uniontown Branches/ITM LPO Operations (1) Non GAAP financial measure.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 7 Forward-Looking Statements and Non-GAAP Financial Measures Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our clients to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation may contain or reference, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within the referenced earnings release.

Q4 2024 Financial Highlights

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 9 Q4 2024 Highlights Earnings (for the three months ended December 31, 2024 unless otherwise noted) • Solid earnings. Net income was $2.5 million, with diluted earnings per share of $0.46. Pre-provision net revenue (PPNR) (non-GAAP) was $3.7 million. • Margin. Net interest income was $11.5 million, an increase of 0.5% from Q3 2024. Net interest margin was 3.12%, up 1 bp from Q3 2024. • Positive returns. Return on average tangible common equity (non-GAAP) was 7.54% for Q4 2024. • Diversified revenue sources. Noninterest income represents 7.8% of operating revenues. Balance Sheet & Asset Quality (as of December 31, 2024 unless otherwise noted) • Steady loan portfolio. Net loans ($1.08 billion) increased 2.5% from September 30, 2024 due to commercial lending efforts. • Strong deposit base. Deposits ($1.28 billion) decreased 5.2% from September 30, 2024 primarily due to a decrease in brokered time deposits. • High concentration of core deposits. Core deposits (non-time) were 77% of total deposits at December 31, 2024. • Limited wholesale funding. Borrowings to total assets was 2.3% and brokered time deposits to total assets was 2.6% at December 31, 2024. • Strong credit quality. Nonperforming loans to total loans was 0.16% and nonperforming assets to total assets was 0.12% as of December 31, 2024. Annualized net charge-offs to average loans for the current quarter was 0.06%. Liquidity and Capital Strength (as of December 31, 2024 unless otherwise noted) • Significant available liquidity. Cash on deposit was $49.6 million and available borrowing capacity was $601.6 million. Available liquidity covers 369% of uninsured/non-collateralized deposits. • Low-risk deposit base. Insured/collateralized deposits account for 78.4% of total deposits. • Well-capitalized. The Bank's Tier 1 Leverage ratio was 9.98% at December 31, 2024, compared to 10.19% at December 31, 2023. • Increasing shareholder value. TBV per common share (non-GAAP) was $26.82 at December 31, 2024, compared to $25.83 at December 31, 2023. • Stock Repurchase Plan. Attractive way to return capital to shareholders.

Q4 2024 Results Overview

Financial Highlights

($000s except per share)	Q4 2024	Change Q3 2024	Change Q4 2023
Balance Sheet			
Total Loans (Net Allowance)	$ 1,082,821	$ 26,545	$ (17,868)
Total Deposits	1,283,517	(70,303)	16,358
Income Statement			
Net Interest Income	11,532	58	396
Provision for Credit Losses	683	724	2,103
Noninterest Income (excl Net Gain (Loss) on Investment Securities)	1,652	664	(24,696)
Noninterest Expense	9,453	671	(1,312)
Income Tax Expense	522	(225)	(4,821)
Net Income	2,529	(690)	(10,437)
Performance Ratios			
Earnings Per Share, Diluted	$ 0.46	$ (0.14)	$ (2.04)
Net Interest Margin(1)	3.12 %	0.01 %	(0.07)%
ROAA(1)	0.65 %	(0.19)%	(2.97)%
ROATCE(1)(2)	7.54 %	(2.68)%	(44.31)%
NCOs/Average Loans(1)	0.06 %	0.03 %	0.06 %
Tangible Book Value per Share(2)	$ 26.82	$ (0.34)	$ 1.59
Tangible Equity Ratio (TCE / TA)(2)	9.35 %	0.37 %	0.42 %
Capital Ratios (Bank Only)			
Tier 1 Leverage	9.98 %	0.03 %	(0.21)%
Common Equity Tier 1 Capital	14.78 %	(0.01)%	1.13 %
Tier 1 Capital	14.78 %	(0.01)%	1.13 %
Total Risk-Based Capital	15.79 %	0.03 %	1.18 %

(1) Annualized
(2) Non-GAAP Calculation in Press Release
(3) Comparisons are to Q3 2024 unless otherwise noted

Quarterly Highlights(3)

Balance Sheet:

- Loans increased $26.5 million as a result of commercial lending efforts.
- Deposits decreased $70.3 million largely due to a $60.6 million decrease in brokered time deposits.
- Tangible book value per share (non-GAAP) was $26.82.

Earnings and Capital:

- Net income was $2.5 million and diluted EPS was $0.46.
- Net interest margin(1) was up 1 bp to 3.12%. Interest income for Q4 2024 included $313,000 related to the payoff of a loan previously on nonaccrual.
- Noninterest income increased due to a $708,000 annual earn-out payment related to the December 2023 sale of Exchange Underwriters ("EU") recognized during Q4 2024.
- Noninterest expense increased 7.6% due to costs associated with salaries and benefits.
- Effective Tax Rate was 17.1%.
- Tier 1 Leverage ratio was 9.98%.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 10

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 11 Financial Trends - Balance Sheet Total Net LoansTotal Assets Total Deposits Total Stockholders' Equity in m ill io ns $1,456 $1,473 $1,560 $1,562 $1,482 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $1,300 $1,400 $1,500 $1,600 in m ill io ns $1,101 $1,087 $1,069 $1,056 $1,083 Net Loans Yield on Loans 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $1,000 $1,025 $1,050 $1,075 $1,100 $1,125 5.00% 5.20% 5.40% 5.60% 5.80% 6.00% in m ill io ns $1,267 $1,262 $1,350 $1,354 $1,284 Total Deposits Cost of Interest Bearing Deposits 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $1,150 $1,200 $1,250 $1,300 $1,350 $1,400 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% in m ill io ns $140 $142 $143 $149 $147 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $120 $130 $140 $150

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 12 Financial Trends - Earnings and Profitability Net Income / PPNR (non-GAAP) Earnings Per Share (EPS) - Diluted in th ou sa nd s $12,966 $4,196 $2,650 $3,219 $2,529 $16,889 $5,079 $3,174 $3,925 $3,734 Net Income PPNR Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $— $5,000 $10,000 $15,000 $20,000 $2.52 $0.82 $0.51 $0.60 $0.46 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $— $1.00 $2.00 $3.00 Annualized Return on Average Equity (ROAE) 44.99% 12.03% 7.58% 8.80% 6.80% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 —% 20.00% 40.00% 60.00% Annualized Return on Average Assets (ROAA) 3.62% 1.17% 0.71% 0.84% 0.65% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 —% 1.00% 2.00% 3.00% 4.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 13 Financial Trends - Earnings and Profitability Total Revenue (non-GAAP) Highlights - Noninterest Income (adj.) Efficiency Ratio $11,136 $11,591 $11,470 $11,474 $11,532 $801 $891 $718 $849 $943 Net Interest Income Noninterest Income (adj.) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $7,500 $10,000 $12,500 38.9% 62.4% 73.9% 69.1% 71.7% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 20.0% 40.0% 60.0% 80.0% Net Interest Margin (NIM) (non-GAAP) (1) 4.86% 5.22% 5.27% 5.37% 5.27% 3.21% 3.37% 3.19% 3.12% 3.13% 1.76% 1.99% 2.24% 2.42% 2.29% Yield on Earning Assets Net Interest Margin (FTE) Cost of Funds Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 —% 2.00% 4.00% 6.00% • All periods exclude gains/losses on securities. • Q4 2023 - excludes a gain on the sale of Exchange Underwriters ("EU") of $24.6 million and insurance commissions of $969,000 (prior to the sale of EU). • Q1 2024 - excludes a $915,000 gain on bank-owned life insurance and a $274,000 gain on a sales leaseback transaction. • Q3 2024 - excludes an additional gain of $138,000 related to the sale of EU. • Q4 2024 - excludes a $708,000 earn-out payment from sale of EU. (1) Non-GAAP Calculation in Press Release $11,136 $11,591 $11,470 $11,474 $11,532 $16,518 $1,916 $688 $1,233 $1,655 Net Interest Income Noninterest Income Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $— $10,000 $20,000 $30,000

Deposit Composition / Characteristics

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 15 Deposit Mix and Cost 20.9% 24.7% 18.0% 13.3% 23.1% Non-Interest Bearing Demand Interest Bearing Demand Money Market Accounts Savings Accounts Time Deposits Deposit Mix Cost of Interest-Bearing Deposits 2.20% 2.46% 2.75% 2.94% 2.79% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 —% 1.00% 2.00% 3.00% 4.00% Deposit Composition (in millions) 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 NIB Demand $ 277.7 $ 275.2 $ 270.0 $ 267.0 $ 267.9 IB Demand $ 363.0 $ 323.1 $ 324.7 $ 326.5 $ 316.8 Money Market $ 201.1 $ 208.4 $ 230.0 $ 220.8 $ 231.5 Savings Accounts $ 194.7 $ 190.2 $ 179.1 $ 172.4 $ 170.5 Organic Time Deposits $ 201.6 $ 223.6 $ 253.9 $ 267.5 $ 257.9 Brokered Time Deposits $ 29.0 $ 42.0 $ 92.1 $ 99.6 $ 39.0 Total Deposits $ 1,267.1 $ 1,262.5 $ 1,349.8 $ 1,353.8 $ 1,283.6 Highlights • Deposits increased $16.4 million, or 1.3%, from December 31, 2023. • Brokered time deposits were utilized to fund the purchase of floating rate CLO securities and mature within three months. • Mix shifting to higher-cost money market and time deposits. • Retaining deposits through short-term certificate offering at a cost favorable to alternative funding sources. • Cost of interest-bearing deposits was 2.79% for Q4 2024, compared to 2.94% for Q3 2024 and 2.20% for Q4 2023. 2.15% 2.15% 2.30% 2.42% 2.23% 2.79% 2.99% 3.08% 3.16% 3.18% 0.11% 0.12% 0.11% 0.10% 0.10% 3.83% 4.08% 4.32% 4.39% 4.29% 4.74% 5.30% 5.46% 5.36% 4.81% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Noninterest- Bearing Interest- Bearing Money Market Accounts Savings Accounts Time Deposits $— $100,000 $200,000 $300,000 $400,000 21.9% 21.8% 20.0% 19.7% 20.9% 28.6% 25.6% 24.1% 24.1% 24.7% 15.9% 16.5% 17.0% 16.3% 18.0% 15.4% 15.1% 13.3% 12.7% 13.3% 15.9% 17.7% 18.8% 19.8% 20.1% 2.3% 3.3% 6.8% 7.4% 3.0% Noninterest-Bearing Interest-Bearing Money Market Accounts Savings Accounts Organic Time Deposits Brokered Time Deposits 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 16 Secure Deposit Base • In total, 78.4% of client deposits (non- brokered) are FDIC insured or collateralized with investment securities as of December 31, 2024, compared to 77.6% as of December 31, 2023. • Uninsured client deposits consist of business & retail deposits of 13.5% and 8.2% of total deposits, respectively. • At December 31, 2024, client deposits consisted of 59.2% retail, 25.6% business, and 15.2% public funds. • CB is focused on providing opportunities for uninsured depositors to move funds to alternate products, providing benefit to both clients and the Bank. FDIC Insured, 62.5% Collateralized, 15.9% Uninsured, 21.6% Source: Company information as of 12/31/2024 As of 12/31/2024

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 17 Strong Liquidity Position $3,945 2.4% $3,347 2.0% $50,363 30.8% $94,957 58.1% $8,123 5.0% $2,639 1.6% Government Agency Municipal MBS's CMO's Corporate Debt Marketable Equity Cash $49.6 million Investments $86.0 million Fed Capacity $84.0 million FHLB Capacity $467.6 million Other Capacity $50.0 million Available Liquidity of $737.2 million Highlights Source: Company information as of 12/31/2024 • Cash & Cash Equivalents totaled $49.6 million, or 3.3% of total assets. • Investment Securities totaled $262.2 million, with $176.2 million utilized as collateral for public fund deposits. All securities are classified as available-for-sale and marked to market. • Total borrowings totaled $34.7 million, or 2.3% of total assets and included $20.0 million in FHLB borrowings and $14.7 million in subordinated debt. • The Bank has $601.6 million in available borrowing capacity (FED, FHLB, Other). • Available liquidity covers 369% of uninsured/ non-collateralized deposits.

Loan Portfolio Composition

Loan Portfolio Composition

As of 12/31/2024



Consumer 6.5%
Other 2.9%
Real Estate-Residential 30.9%
Commercial & Industrial 10.3%
Real Estate-Construction 5.0%
Real Estate-Commercial 44.4%

Highlights

- Loans decreased $17.8 million, or 1.6%, from December 31, 2023 due primarily from exit of indirect lending. Loans increased $26.9 million, or 2.5% from September 30, 2024 due to growth in commercial lending portfolios.
- Loan production for 2024 totaled $148.2 million while loans paid off totaled $112.2 million.
- No loans are currently in deferral.
- CB continues to focus on disciplined pricing and credit quality standards.
- CB remains committed to hiring and retaining experienced commercial bankers.

Loan Portfolio Detail

dollars in millions	12/31/23	3/31/24	6/30/24	9/30/24	12/31/24	QoQ Change	YoY Change
Real Estate - Residential	$ 347.8	$ 346.9	$ 342.7	$ 338.9	$ 338.0	(0.3)%	(2.8)%
Real Estate - Commercial	467.2	470.4	458.7	464.4	485.5	4.5%	3.9%
Real Estate - Construction	43.1	44.3	44.0	43.5	54.7	25.7%	26.9%
Commercial & Industrial	111.3	103.3	112.4	108.6	112.0	3.1%	0.6%
Consumer	111.6	100.6	90.4	80.0	70.5	(11.9)%	(36.8)%
Other	29.4	30.8	30.5	30.4	31.9	4.9%	8.5%
Total Loans	**$ 1,110.4**	**$ 1,096.3**	**$ 1,078.7**	**$ 1,065.8**	**$ 1,092.6**	**2.5%**	**(1.6)%**

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 19

Commercial Loan Portfolio Detail

C&I and CRE Loans by Industry


11.1%
1.1%
1.9%
2.8%
5.3%
5.8%
11.8%
16.5%
18.4%
25.3%
Retail Space
Multifamily
Warehouse Space
Office Space
Medical Facilities
Manufacturing
Hotels
Senior Housing
Oil & Gas
Other

Source: Company information as of 12/31/2024

Highlights

- CRE loans represent 44.4% of our total loan portfolio.
- Limited exposure to office space.
- 23.0% of CRE loans are owner occupied.
- Non-Owner Occupied CRE loans had an average LTV of 68.4% at the time of underwriting, whereas Owner Occupied CRE's were 64.3%.
- Average Non-Owner Occupied CRE loan size is approximately $1.0 million, and Owner Occupied is approximately $486,000.
- No loans are currently in deferral.
- CRE loans are concentrated in the Pittsburgh metropolitan area.

Commercial Real Estate Loan Portfolio Details

	Total O/S Balance	CRE Owner Occupied				CRE Non-Owner Occupied			
		O/S Balance	Percent	Avg Loan Size	Avg LTV	O/S Balance	Percent	Avg Loan Size	Avg LTV
Retail Space	$ 122,928	$ 31,326	6.44 %	$ 681	77.70 %	$ 91,602	18.84 %	$ 1,272	71.83 %
Multifamily	$ 89,142	$ —	— %	$ —	— %	$ 89,142	18.34 %	$ 768	78.27 %
Warehouse Space	$ 80,139	$ 19,680	4.05 %	$ 562	53.68 %	$ 60,460	12.44 %	$ 1,440	60.37 %
Office Space	$ 57,125	$ 8,258	1.70 %	$ 318	86.86 %	$ 48,867	10.05 %	$ 888	67.80 %
Medical Facilities	$ 28,230	$ 9,064	1.86 %	$ 697	76.69 %	$ 19,167	3.94 %	$ 1,065	63.66 %
Manufacturing	$ 25,775	$ 3,404	0.70 %	$ 309	57.44 %	$ 22,371	4.60 %	$ 1,721	60.51 %
Hotels	$ 13,877	$ —	— %	$ —	— %	$ 13,877	2.85 %	$ 1,388	59.85 %
Senior Housing	$ 9,300	$ 5,943	1.22 %	$ 1,981	27.31 %	$ 3,357	0.69 %	$ 3,357	43.00 %
Oil & Gas	$ 5,258	$ 1,962	0.40 %	$ 392	71.50 %	$ 3,296	0.68 %	$ 1,648	51.66 %
Other	$ 53,739	$ 32,204	6.64 %	$ 374	54.91 %	$ 21,533	4.56 %	$ 718	61.31 %
Total	$ 485,513	$ 111,841	23.01 %	$ 486	64.26 %	$ 373,672	76.99 %	$ 1,041	68.40 %

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 20

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 21 Consumer Loan Portfolio Detail 82.8% 15.3% 1.9% 1-4 Family Indirect Auto Other Consumer 28.6% 13.9% 19.8% 23.8% 10.7% 3.2% < 50% 50% - 59% 60% - 69% 70% - 79% 80% - 89% > 90% 43.8% 36.9% 13.1% 5.4% 0.8% > 800 740-799 700-739 661-699 < 660 Consumer Lending Portfolio - $408.9M Residential Real Estate Loan to Values (LTV's) - $338.4MIndirect Auto Portfolio by Max FICO Score- $61.1M Highlights • Residential loans represent 31.0% of our total loan portfolio. • 62.3% of residential loans carried an LTV of less than 70%, at the time of underwriting. • Indirect auto loans represent 5.5% of our total loan portfolio. • 80.7% of indirect auto loans are to borrowers with FICO scores greater than 740, at the time of underwriting. • The indirect auto lending program was discontinued in Q2 2023 to prioritize more profitable commercial lending products. Source: Company information as of 12/31/2024 Source: Company information as of 12/31/2024 Source: Company information as of 12/31/2024

Asset Quality and Capital Ratios

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 23 Asset Quality Trends Net Charge-Offs (Recoveries) / Average Loans Allowance for Credit Losses / Total LoansNonperforming Assets / Total Assets $2,402 $2,189 $2,008 $2,197 $1,789 Nonperforming Assets NPA's / Assets 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $— $1,000 $2,000 $3,000 0.08% 0.12% 0.16% 0.20% Nonperforming Loans / Total Loans $2,240 $2,189 $1,857 $2,047 $1,789 Nonperforming Loans (000's) Nonperforming/Total Loans 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $— $800 $1,600 $2,400 0.15% 0.18% 0.21% 0.24% $(6) $(18) $67 $73 $157 Net Charge Offs (Recoveries) NCO's (Recoveries)/ Avg Loans Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $(50) $— $50 $100 $150 $200 (0.02)% —% 0.02% 0.04% 0.06% 0.08% 0.10% $9,707 $9,582 $9,527 $9,479 $9,805 Loan Loss Reserve ($000's) ALLL/ Total Loans 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 $— $4,000 $8,000 $12,000 0.85% 0.86% 0.87% 0.88% 0.89% 0.90%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 24 Capital Ratios (Bank Only) Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital to Risk Weighted Assets in th ou sa nd s 13.64% 14.50% 14.62% 14.79% 14.78% Common Equity Tier 1 Capital Adequately Capitalized Well Capitalized 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 13.64% 14.50% 14.62% 14.79% 14.78% Tier 1 Capital Adequately Capitalized Well Capitalized 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage (to Adjusted Total Assets) 10.19% 10.28% 9.98% 9.96% 9.98% Tier 1 Leverage Adequately Capitalized Well Capitalized 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 4.00% 6.00% 8.00% 10.00% 12.00% Total Capital (to Risk Weighted Assets) 14.61% 15.51% 15.61% 15.76% 15.79% Total Capital Adequately Capitalized Well Capitalized 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 8.00% 10.00% 12.00% 14.00% 16.00%

Conclusions

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 26 Market Presence with Brand Recognition Seasoned Executive Leadership Deploying Technology to Enhance Client Experience Investment Summary Serving Stable Southwestern PA & Ohio River Valley markets Proven experience through all economic cycles Continuing to invest with a tech- forward and people-centric approach Investing for Growth Adding new talent, tech upgrades and investing in process improvement Rewarding Shareholders Stable quarterly dividend and active stock repurchase plan

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 27 ◦ Community bank model is highly-differentiated compared with large regional banks experiencing recent regulatory issues ◦ Intense focus on sales and service culture and quality product offerings which builds full relationships with our clients ◦ Utilize technology investments to enhance speed of process while improving client experience ◦ Enhance profitability and efficiency potential while continuing to invest for future growth ◦ Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan area and across our footprint ◦ Defend our relatively low-cost deposit base which enables the bank to protect net interest margin ◦ Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Be the Community Bank of choice across our footprint Concluding Thoughts

CB Financial Services, Inc. (Nasdaq: CBFV) January 2025 Page 28 Company Contact John H. Montgomery President and Chief Executive Officer Phone: (724) 223-8317 Investor Relations The IR Group Diane Fitzgibbons, President Phone: (206) 388-5789 Email: dianef@theIRgroup.com FDIC Headquarters: 100 N. Market Street Carmichaels, PA 15320 Corporate Center: 2111 North Franklin Drive, Suite 200 Washington, PA 15301 Contact Information